Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-211204-01 on Form S-3 of our report dated February 22, 2017, relating to the consolidated financial statements and financial statement schedules of VEREIT Operating Partnership, L.P. and subsidiaries, appearing in this Annual Report on Form 10-K of VEREIT Operating Partnership, L.P. for the year ended December 31, 2016.

/s/ DELOITTE & TOUCHE LLP
Phoenix, Arizona
February 22, 2017